SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is entered into as of November 14, 2013 by and between Liberty Silver Corp., a Nevada corporation (the “Corporation”), and BG Capital Group Ltd. (herein, called the “Lender”).

PRELIMINARY STATEMENTS:

WHEREAS, the Corporation has entered into that certain Loan Agreement, dated as of November 14, 2013, between the Lender as lender and the Corporation as borrower (as may be amended, modified, supplemented or replaced from time to time, the “Loan Agreement”), pursuant to which the Lender agreed to make available a loan facility to the Corporation for the purposes and on the terms and conditions more specifically outlined therein;

WHEREAS, it is a condition to the extension of credit by the Lender pursuant to the Loan Agreement that the Corporation enter into this Agreement in favour of the Lender to secure its Secured Obligations;

FOR VALUABLE CONSIDERATION (the receipt and sufficiency of which are hereby acknowledged), the Corporation covenants, acknowledges, represents and warrants in favour of the Lender, as follows:

ARTICLE I.
DEFINITIONS

1.1

Terms Defined in Loan Agreement.  All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

1.2

Terms Defined in the Uniform Commercial Code.  Terms defined in the Nevada Uniform Commercial Code (the “Uniform Commercial Code”) which are not otherwise defined in this Agreement are used herein as defined in the Uniform Commercial Code as in effect on the date hereof;  provided that if, by reason of applicable law, the validity or perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral granted under this Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Nevada, then as to the validity or perfection or the effect of perfection or non-perfection or the priority, as the case may be, of such security interest, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction.

1.3

Definitions of Certain Terms Used Herein.  As used in this Agreement, in addition to the terms defined in the Preliminary Statements, the following terms shall have the following meanings:

“Accounts” means all rights to payment for goods sold or leased or services rendered by Corporation, whether or not earned by performance, together with all security interests or other security held by or granted to Corporation to secure such rights to payment.

“Article” means a numbered article of this Agreement, unless another document is specifically referenced.

Security Agreement - Liberty Silver Corp.

“Chattel Paper” means any writing or group of writings which evidences both a monetary obligation and a security interest in or a lease of specific goods.

“Collateral” means all Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Investment Property, Instruments, Inventory, Pledged Deposits, Stock Rights, payment intangibles and Other Collateral, wherever located, in which the Corporation now has or hereafter acquires any right or interest, and the proceeds, insurance proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto.

“Control” shall have the meaning set forth in Article 8 of the Uniform Commercial Code as in effect from time to time.

“Documents” means all documents of title and goods evidenced thereby, including without limitation all bills of lading, dock warrants, dock receipts, warehouse receipts and orders for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

“Equipment” means all equipment, machinery, furniture, motor vehicles and other goods used or usable by Corporation in its business and all other tangible personal property (other than Inventory), and all accessions and additions thereto, including, without limitation, all Fixtures owned by the Corporation.

“Exhibit” refers to a specific exhibit to this Agreement, unless another document is specifically referenced.

“Fixtures” means all goods which become so related to particular real estate that an interest in such goods arises under any real estate law applicable thereto, including, without limitation, all trade fixtures.

“General Intangibles” means all intangible personal property (other than Accounts) including, without limitation, all contract rights, rights to receive payments of money, payment intangibles, choses in action, causes of action including, without limitation, the commercial tort claims listed on Exhibit F attached hereto, judgments, tax refunds and tax refund claims, patents, patent applications, trademarks, trademark applications, trade names, copyrights, domain names, licenses, franchises, computer programs, software, goodwill, customer and supplier contracts, reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interests in trusts, leasehold interests in real or personal property, rights to receive rentals of real or personal property and guarantee and indemnity claims, and interests in general or limited partnerships, joint ventures or limited liability companies, but excluding rights under (but not excluding Proceeds of) any lease, contract or agreement (including, without limitation, any License) that by the terms thereof, or under applicable law, cannot be assigned or a security interest granted therein in the manner contemplated by this Agreement unless consent from the relevant party or parties has been obtained and under the terms of which lease, contract or agreement any such assignment or grant of a security interest therein in the absence of such consent would, or could, result in the termination thereof, but only to the extent that (y) such

Security Agreement - Liberty Silver Corp.

rights are subject to such contractual or legal restriction and (z) such restriction is not, or could not be, rendered ineffective pursuant to the Uniform Commercial Code or any other applicable law (including any Insolvency Law) or principles of equity.

“Investment Property” means a security, whether certificated or uncertificated; a security entitlement; a securities account; a commodity contract; or a commodity account (all as defined in the Uniform Commercial Code as in effect from time to time); or other ownership interests in a corporation, partnership, joint venture or limited liability company, and any right to receive dividends or other distributions with respect to, in substitution for or in exchange for any security.

“Instruments” means all negotiable instruments (as defined in § 3-104 of the Uniform Commercial Code as in effect from time to time), certificated and uncertificated securities, and any replacements therefor and Stock Rights related thereto, and other writings which evidence a right to the payment of money and which are not themselves agreements or leases and are of a type which in the ordinary course of business are transferred by delivery with any necessary endorsement or assignment, including, without limitation, all checks, drafts, notes, bonds, debentures, government securities, certificates of deposit, letters of credit, preferred and common stocks, options and warrants.

“Inventory” means all goods held for sale or lease, or furnished or to be furnished under contracts of service, or consumed in the Corporation’s business, including without limitation raw materials, intermediates, work in process, packaging materials, finished goods, semi finished inventory, scrap inventory, manufacturing supplies and spare parts, all such goods that have been returned to or repossessed by or on behalf of the Corporation, and all such goods released to the Corporation or to third parties under trust receipts or similar documents.

“Other Collateral” means any property or interests in property of the Corporation, not included within the defined terms Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Instruments, Inventory, Investment Property, Pledged Deposits and Stock Rights, including, without limitation, all cash on hand and all deposit accounts or other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution, it being intended that the Collateral include all property of the Corporation.

“Person” means and include any person, employee, individual, sole proprietorship, partnership, joint venture, trust, limited liability company, unincorporated organization, association, corporation, institution, entity, party or governmental authority.

“Pledged Deposits” means all time deposits of money, whether or not evidenced by certificates, which Corporation may from time to time designate as pledged to the Lender as security for any Secured Obligation, and all rights to receive interest on said deposits.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments or Pledged Deposits, and any other rights or claims to receive money which are General Intangibles or payment intangibles or which are otherwise included as Collateral.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

Security Agreement - Liberty Silver Corp.

“Secured Obligations” means collectively, (i) the Loan Obligations and (ii) the obligations of the Corporation to the Lender arising under, by reason of or in respect of this Agreement.

“Security” has the meaning set forth in Article 8 of the Uniform Commercial Code as in effect from time to time.

“Stock Rights” means any securities, dividends or other distributions and any other right or property which Corporation shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any securities, or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral and any securities, any right to receive securities and any right to receive dividends or other distributions with respect to, in substitution for or in exchange for any securities in which Corporation now has or hereafter acquires any right, issued by an issuer of such securities.

“Uniform Commercial Code” has the meaning set forth in Section 1.2 of this Agreement.

ARTICLE II.
GRANT OF SECURITY INTEREST

The Corporation hereby pledges, assigns and grants to the Lender a security interest in all of the Corporation’s now owned and hereafter acquired right, title and interest in and to the Collateral to secure the prompt and complete payment and performance of the Secured Obligations.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

The Corporation represents and warrants to the Lender:

3.1

Title, Authorization, Validly and Enforceability.  The Corporation has good and valid rights in and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Permitted Liens, and has full power and authority to grant to the Lender the security interest in such Collateral pursuant hereto.  The execution and delivery by the Corporation of this Agreement has been duly authorized by proper proceedings, and this Agreement constitutes a legal, valid and binding obligation of the Corporation and creates a security interest which is enforceable against the Corporation in all now owned and hereafter acquired Collateral, subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance or transfer and equitable subordination, reorganization, moratorium, or similar laws now or hereafter in effect affecting creditors’ rights generally and to the effect of general principles of equity.  When financing statements have been filed properly and timely in the appropriate offices against the Corporation in the locations listed on Exhibit A, the Lender will have a fully perfected first priority security interest in that Collateral in which a security interest may be perfected by recording in a UCC filing office, subject only to Permitted Liens.

Security Agreement - Liberty Silver Corp.

3.2

Conflicting Laws and Contracts.  Neither the execution and delivery by the Corporation of this Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Corporation or the Corporation’s certificate or articles of incorporation or bylaws, or violate in any material respect the provisions of any indenture, instrument, or agreement to which the Corporation is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a material default thereunder, or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, instrument or agreement (other than any Permitted Liens).

3.3

Status and Principal Location.  The Corporation is a corporation duly formed, validly existing and in good standing under the laws of the State of Nevada.  The Corporation’s mailing address and the location of its chief executive office and of the books and records relating to the Receivables are disclosed in Exhibit A.  The Corporation has no other places of business except those set forth in Exhibit A.

3.4

Property Locations.  The Corporation’s Inventory, Equipment and Fixtures are located solely at the locations described in Exhibit A.  None of such locations constitutes a Material leasehold or Material warehouse facility.  All of said locations are owned by the Corporation except for locations (i) which are leased by the Corporation as lessee and designated in Part B of Exhibit A and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee (for distribution or processing or otherwise) or on consignment as designated in Part C of Exhibit A.

3.5

No Other Names.  The Corporation has not conducted business under any name except the name in which it has executed this Agreement.

3.6

No Default.  No Default or Event of Default exists.

3.7

Accounts and Chattel Paper.  The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper are and will be correctly stated in all records of the Corporation relating thereto and in all invoices.  As of the time when each Account or each item of Chattel Paper arises, the Corporation shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all material respects what they purport to be.

3.8

Filing Requirements.  None of the Collateral is of a type for which security interests or liens may be perfected by filing under any federal statute except for the patents, trademarks and copyrights held by the Corporation and described in Part A of Exhibit B.  The legal description, county and street address of each property on which any Fixtures are located is set forth in Part B of Exhibit B together with the name and address of the record owner of each such property.

3.9

No Financing Statements.  As of the date hereof, no financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming

Security Agreement - Liberty Silver Corp.

the Corporation as debtor has been filed in any jurisdiction except financing statements naming the Lender as the secured party and those filed with respect to Permitted Liens.

3.10

Federal Employer Identification Number and Corporate Identification Number.  The Corporation's Federal employer identification number and corporate identification number is set forth in Exhibit A.

3.11

Pledged Securities and Other Investment Property.  Exhibit C sets forth a complete and accurate list of the Instruments, Securities and other Investment Property owned by Corporation which are being pledged hereunder.  The Corporation is the direct and beneficial owner of each Instrument, Security and other type of Investment Property listed on Exhibit C as being owned by it, free and clear of any Liens, except for the security interest granted to the Lender hereunder and Permitted Liens.  The Corporation further represents and warrants that (i) all such Instruments, Securities or other types of Investment Property which are shares of stock in a corporation or ownership interests in a partnership or limited liability company have been (to the extent such concepts are relevant with respect to such Instrument, Security or other type of Investment Property) fully paid and are non-assessable and (ii) with respect to any certificates delivered to the Lender representing an ownership interest in a partnership or limited liability company, either such certificates are “securities” as defined in Article 8 of the Uniform Commercial Code of the applicable jurisdiction as a result of actions by the issuer or otherwise, or, if such certificates are not securities, the Corporation has so informed the Lender so that the Lender may take steps to perfect its security interest therein as a General Intangible.

3.12

Commercial Tort Claims.  Exhibit F sets forth a complete list of pending commercial tort claims of the Corporation.

3.13

Depository and Securities Accounts.  Exhibit D sets forth a complete list of all depository and securities accounts of the Corporation.

3.14

Reliance and Survival.  All representations and warranties of the Corporation made herein or in any certificate or other document delivered by or on behalf of the Corporation to the Lender are material and shall survive, and not merge on, the issuance of this Agreement.  The Lender shall be deemed to have relied upon each such representation and warranty notwithstanding any investigation made by or on behalf of the Lender at any time.

ARTICLE IV.
COVENANTS

From the date of this Agreement and thereafter until this Agreement is terminated:

4.1

General.

(a)

Taxes.  The Corporation shall pay when due all taxes, assessments and governmental charges and levies upon the Collateral, except those which are being contested in good faith by appropriate proceedings and with respect to which no Lien other than a Permitted Lien exists.

Security Agreement - Liberty Silver Corp.

(b)

Records and Reports; Notification of Default.  The Corporation shall maintain complete and accurate books and records with respect to the Collateral.  The Corporation shall give prompt notice in writing to the Lender of the occurrence of any Event of Default and of any other development, financial or otherwise, which might materially and adversely affect the Collateral.

(c)

Change in Location or Name.  The Corporation shall not (i) have any Inventory, Equipment or Fixtures or proceeds or products thereof at a location other than a location specified in Exhibit A, (ii) maintain records relating to the Receivables at a location other than at the location specified on Exhibit A, (iii) maintain a place of business at a location other than a location specified on Exhibit A, (iv) change its name or taxpayer identification number or (v) change its jurisdiction of organization or mailing address, unless the Corporation shall have given the Lender not less than 30 days’ prior written notice thereof, and the Lender shall have determined that such change will not adversely affect the validity, perfection or priority of the Lender’s security interest in the Collateral.

(d)

Other Financing Statements.  The Corporation shall not authorize the recording of any financing statement naming it as “debtor” covering all or any portion of the Collateral, except with respect to Permitted Liens.

(e)

Financing Statements and Other Actions; Defense of Title.  The Corporation hereby authorizes the Lender to record all financing statements and other documents and take such other actions as may from time to time be requested by the Lender in order to maintain a first priority perfected security interest in and, in the case of Investment Property, control of, the Collateral subject to Permitted Liens.  The Corporation shall take any and all actions necessary to defend title to the Collateral against all Persons and to defend the security interest of the Lender in the Collateral and the priority thereof against any Liens not expressly permitted hereunder or in the Loan Agreement.

(f)

Disposition of Collateral.  The Corporation shall not sell, lease or otherwise dispose of the Collateral except as provided in the Loan Agreement.

(g)

Liens.  The Corporation shall not create, incur, or suffer to exist any Liens on the Collateral or any other property or rights to property owned by it except (i) the security interest created by this Agreement, and (ii) Permitted Liens.

4.2

Receivables.  Except as otherwise provided in this Agreement, the Corporation shall take all commercially reasonable steps to collect all Receivables.

4.3

Securities, Documents and Pledged Deposits.  The Corporation shall (i) deliver to the Lender immediately upon execution of this Agreement the originals of all Securities (if any then exist), (ii) hold in trust for the Lender upon receipt and immediately thereafter deliver to the Lender any Securities constituting Collateral, and (iii) upon the designation of any Pledged Deposits (as set forth in the definition thereof), deliver to the Lender such Pledged Deposits which are evidenced by certificates included in the Collateral endorsed in blank, marked with such legends and assigned as the Lender shall specify, in its reasonable discretion.

Security Agreement - Liberty Silver Corp.

4.4

Uncertificated Securities and Other Investment Property.  The Corporation shall take any and all actions requested by Lender which are necessary to cause the issuers of uncertificated securities which are Collateral and any securities intermediary which is the holder of any Investment Property included in the Collateral to enter into arrangements to give the Lender Control over such securities or Investment Property all in form and substance satisfactory to the Lender.

4.5

Stock and Other Ownership Interests.  The Lender or its nominee at any time after the occurrence and during the continuance of an Event of Default after notice to the Corporation of its intention to do so, shall have the exclusive right to exercise all voting and corporate rights relating to the Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any corporate securities or other ownership interests or Investment Property in or of a corporation, partnership, joint venture or limited liability company constituting Collateral and the Stock Rights as if it were the absolute owner thereof.

4.6

Deposit Accounts.  The Corporation shall (i) use its commercial best efforts to obtain an agreement in the form of Exhibit E attached hereto from each bank or other financial institution in which it maintains a deposit account or other deposit (general or special, time or demand, provisional or final) regarding the security interest granted to the Lender hereunder provided that no such agreements will be required with respect to payroll accounts and trust accounts and (ii) after the occurrence and during the continuance of an Event of Default, deliver to each such bank or other financial institution a letter, in form and substance acceptable to the Lender, transferring dominion and control over each such account to the Lender until such time as no Event of Default exists; provided, however, that the Lender shall not give any instructions under any such agreement with any depository bank or otherwise access or obtain control over such accounts until an Event of Default occurs.  In the case of deposits maintained with Lender, the terms of such letter shall be subject to the provisions of the Loan Agreement regarding set offs.

4.7

Federal, State or Municipal Claims.  The Corporation shall notify the Lender of any Collateral which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

4.8

Inventory and Equipment.  The Corporation shall do all things reasonably necessary to maintain, preserve, protect and keep the Inventory and the Equipment in good repair and working and saleable condition, ordinary wear and tear excepted.

ARTICLE V.
DEFAULT

5.1

Acceleration and Remedies.  Upon the occurrence and during the continuance of an Event of Default, the Lender may exercise any or all of the following rights and remedies:

(a)

Those rights and remedies provided in this Agreement, the Loan Agreement, or any other Loan Document, provided that this Section 5.1(a) shall not be understood to limit any rights or remedies available to the Lender prior to the occurrence of an Event of Default.

Security Agreement - Liberty Silver Corp.

(b)

Those rights and remedies available to a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code applies to the affected Collateral) or under any other applicable law when a debtor is in default under an agreement.

(c)

Without notice except as specifically provided in Section 8.1 or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable.

5.2

Corporation’s Obligations Upon Default.  Upon the request of the Lender at any time that an Event of Default exists, Corporation shall:

(a)

Assembly of Collateral.  Assemble and make available to the Lender the Collateral and all records relating thereto at any place or places specified by the Lender.

(b)

Secured Party Access.  Permit the Lender to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

5.3

License.  For purposes of enabling the Lender to exercise its remedies hereunder, the Lender is hereby granted a license or other right to use, upon the occurrence and during the continuance of an Event of Default, without charge, Corporation’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, upon the occurrence and during the continuance of an Event of Default, all of the Corporation’s economic rights and all other assignable rights under all licenses and all franchise agreements shall inure to the Lender’s benefit.  In addition, Corporation hereby irrevocably agrees that the Lender may, upon the occurrence and during the continuance of an Event of Default, sell any of the Corporation’s Inventory directly to any person, including without limitation persons who have previously purchased the Corporation’s Inventory from the Corporation and in connection with any such sale or other enforcement of the Lender’s rights under this Agreement, may sell Inventory which bears any trademark owned by or licensed to the Corporation and any Inventory that is covered by any copyright owned by or licensed to the Corporation and the Lender may finish any work in process and affix any trademark owned by or licensed to the Corporation and sell such Inventory as provided herein.

ARTICLE VI.
WAIVERS, AMENDMENTS AND REMEDIES

No delay or omission of the Lender to exercise any right or remedy granted under this Agreement shall impair such right or remedy or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy.  No waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by the Lender and then only to the extent in such writing specifically set forth.  All rights and remedies contained in this

Security Agreement - Liberty Silver Corp.

Agreement or by law afforded shall be cumulative and all shall be available to the Lender until the Secured Obligations have been paid in full.

ARTICLE VII.
PROCEEDS; COLLECTION OF RECEIVABLES

7.1

Collection of Receivables.  The Lender may at any time after an Event of Default occurs and as long as such Event of Default is continuing, by giving the Corporation written notice, elect to require that the Receivables be paid directly to the Lender.  In such event, Corporation shall, and shall permit the Lender to, promptly notify the account debtors or obligors under the Receivables of the Lender’s interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under the Receivables directly to the Lender.  Upon receipt of any such notice from the Lender, Corporation shall thereafter hold in trust for the Lender all amounts and proceeds received by it with respect to the Receivables and Other Collateral and immediately and at all times thereafter deliver to the Lender all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements.  The Lender shall hold and apply funds so received as provided by the terms of Section 7.2.

7.2

Special Collateral Account.  If an Event of Default has occurred and is continuing, the Lender may require all cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account designated by the Lender and held there as security for the Secured Obligations.  The Corporation shall have no control whatsoever over said cash collateral account.  As long as an Event of Default exists, the Lender may, from time to time, apply the collected balances in said cash collateral account to the payment of the Secured Obligations whether or not the Secured Obligations shall then be due, provided that, in the event that any such Event of Default is cured or waived, any amount in such cash collateral account shall be deposited as directed by the Corporation.

ARTICLE VIII.
GENERAL PROVISIONS

8.1

Notice of Disposition of Collateral.  The Corporation hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral which is perishable or threatens to decline speedily in value may be made.  With respect to all other Collateral, notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of such Collateral may be made shall be deemed reasonable if sent to the Corporation, addressed as set forth in Article IX, at least ten (10) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made.

8.2

Compromises and Collection of Collateral.  The Corporation and the Lender recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable.  In view of the foregoing, the Corporation agrees that the Lender

Security Agreement - Liberty Silver Corp.

may at any time and from time to time, after the occurrence and during the continuance of an Event of Default, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Lender in its sole discretion shall determine or abandon any Receivable, and any such action by the Lender shall be commercially reasonable so long as the Lender acts in good faith based on information known to it at the time it takes any such action.

8.3

Secured Party Performance of the Corporation’s Obligations.  Without having any obligation to do so, with ten (10) days prior to written notice to the Corporation, the Lender may, if an Event of Default has occurred and is continuing, perform or pay any obligation which the Corporation has agreed to perform or pay in this Agreement and the Corporation shall reimburse the Lender for any amounts paid by the Lender pursuant to this Section 8.3.  The Corporation’s obligation to reimburse the Lender pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

8.4

Authorization for Secured Party to Take Certain Action.  The Corporation irrevocably authorizes the Lender at any time and from time to time in the sole discretion of the Lender and appoints the Lender as its attorney in fact (i) to record financing statements necessary or desirable in the Lender’s sole discretion to perfect and to maintain the perfection and priority of the Lender’s security interest in the Collateral, (ii) upon the occurrence and during the continuance of an Event of Default, to endorse and collect any cash proceeds of the Collateral, (iii) upon the occurrence and during the continuance of an Event of Default to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral and which are Securities or with securities intermediaries holding other Investment Property as may be necessary or advisable to give the Lender Control over such Securities or other Investment Property, (iv) upon the occurrence and during the continuance of an Event of Default, to enforce payment of the Receivables in the name of the Lender or the Corporation, (v) upon the occurrence and during the continuance of an Event of Default, to give notices of exclusive control and to take control of all depository and other bank and securities accounts of Corporation and to apply any funds in such accounts and the proceeds of any other Collateral received by the Lender to the Secured Obligations as provided in the Loan Agreement and (vi) upon the occurrence and during the continuance of an Event of Default, to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), and the Corporation agrees to reimburse the Lender on demand for any payment made or any expense incurred by the Lender in connection therewith, provided that this authorization shall not relieve the Corporation of any of its obligations under this Agreement or under the Loan Agreement.

8.5

Specific Performance of Certain Covenants.  The Corporation acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(b), 4.1(c), 4.6, or 8.7 or in Article VII will cause irreparable injury to the Lender, that the Lender has no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Lender to seek and obtain specific performance of other obligations of the Corporation contained in this Agreement, that the covenants of the Corporation contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Corporation.

8.6

Use and Possession of Certain Premises.  Upon the occurrence and during the continuance of an Event of Default, the Lender shall be entitled to occupy and use any premises

Security Agreement - Liberty Silver Corp.

owned or leased by the Corporation where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay the Corporation for such use and occupancy.

8.7

Dispositions Not Authorized.  The Corporation is not authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1(h) and, notwithstanding any course of dealing between the Corporation and the Lender or other conduct of the Lender, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(h)) shall be binding upon the Lender unless such authorization is in writing signed by the Lender.

8.8

Benefit of Agreement.  The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Corporation, the Lender and their respective successors and assigns, except that the Corporation shall not have the right to assign its rights or delegate its obligations under this Agreement or any interest herein, without the prior written consent of the Lender.

8.9

Survival of Representations.  All representations and warranties of the Corporation contained in this Agreement and the Loan Agreement shall survive the execution and delivery of this Agreement.

8.10

Taxes and Expenses.

(a)

Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Agreement shall be paid by the Corporation, together with interest and penalties, if any.

(b)

The Corporation shall reimburse the Lender for any and all out-of-pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees) paid or incurred by the Lender in connection with the preparation, execution, delivery, administration, collection and enforcement of this Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral).  Any and all costs and expenses incurred by the Corporation in the performance of actions required pursuant to the terms hereof shall be borne solely by the Corporation.

8.11

Headings.  Section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Agreement.

8.12

Termination.  This Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until all of the Commitment has terminated and all Secured Obligations have been paid in full.  Upon termination of this Agreement, the Lender agrees, at the Corporation’s cost and expense, to execute any and all documentation as may be required by the Corporation in order to release the security interests granted hereunder.

8.13

Entire Agreement.  This Agreement together with the other Loan Documents embodies the entire agreement and understanding between the Corporation and the Lender

Security Agreement - Liberty Silver Corp.

relating to the Collateral and supersedes all prior agreements and understandings between the Corporation and the Lender relating to the Collateral.

8.14

CHOICE OF LAW; CONSENT TO JURISDICTION.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA, EXCEPT TO THE EXTENT THAT THE PERFECTION OR PRIORITY OF THE ENCUMBRANCE AND SECURITY INTERESTS CREATED HEREUNDER IN RESPECT OF ANY PARTICULAR COLLATERAL ARE MANDATORILY GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEVADA.  SUBJECT ONLY TO THE EXCEPTION IN THE NEXT SENTENCE, CORPORATION AND AGENT HEREBY AGREE TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN NEVADA, AND WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN AND AGREE THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN THE PARTIES HERETO OR THE CONDUCT OF ANY PARTY IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURT DESCRIBED ABOVE.  NOTWITHSTANDING THE FOREGOING, AGENT SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST DEBTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION AGENT DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL.

8.15

Indemnity.  The Corporation hereby agrees to indemnify the Lender, and its respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Lender is a party thereto) imposed on, incurred by or asserted against the Lender, or its respective successors, assigns, agents and employees, in any way relating to or arising out of this Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Lender, and any claim for patent, trademark or copyright infringement) except to the extent any such liabilities, penalties, suits, damages, costs or expenses arise solely from the gross negligence or willful misconduct of any such indemnified party.

8.16

Paramountcy.  In the event of any conflict or inconsistency between the provisions of this Agreement and the Loan Agreement, the provisions of the Loan Agreement shall prevail.

8.17

Judgment Currency.

(a)

If, for the purpose of obtaining or enforcing judgment against the Corporation in any court in any jurisdiction, it becomes necessary to convert into a particular currency (such currency being hereinafter in this Section 8.19 referred to as the “Judgment Currency”) an amount due in another currency (such other currency being hereinafter referred to as the “Indebtedness Currency”) under this agreement, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding:

Security Agreement - Liberty Silver Corp.

(i)

the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that will give effect to such conversion being made on such date; or

(ii)

the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made being hereinafter referred to as the “Judgment Conversion Date”).

(b)

If, in the case of any proceeding in the court of any jurisdiction referred to above, there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the Corporation agrees to pay to the Lender such additional amount (if any) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Indebtedness Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.

(c)

Any amount due from the Corporation under the provisions of this Section 8.19 shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement.

(d)

The term “rate of exchange” in this Section 8.19 means the noon rate of exchange for Canadian interbank transactions applied in converting the Indebtedness Currency into the Judgment Currency published by the Bank of Canada for the day in question for Canadian interbank transactions and shall be construed to include any premiums or costs payable in connection with any currency conversion being effected.

ARTICLE IX.
NOTICES

9.1

Sending Notices.  Any notice required or permitted to be given under this Agreement shall be sent (and deemed received) in the manner set forth in Section 12.9 of the Loan Agreement.

Security Agreement - Liberty Silver Corp.

IN WITNESS WHEREOF, the Corporation and the Lender have executed this Agreement as of the date first above written.

LIBERTY SILVER CORP.

By: (signed) Manish Kshatriya

Name: Manish Kshatriya

Title:   Executive Vice President & Chief Financial  Officer

BG CAPITAL GROUP LTD.

By: (signed) Robert Genovese

Name: Robert Genovese

Title:   President

Security Agreement - Liberty Silver Corp.

EXHIBIT A

Principal Place of Business and Mailing Address:

Suite 2320
181 Bay Street
Toronto, ON  M5J 2T3

Location(s) of Receivables Records (if different from Principal Place of Business above):

Suite 2320
181 Bay Street
Toronto, ON  M5J 2T3

Locations of Inventory and Equipment and Fixtures:

A.

Properties Owned by the Corporation:

Hi Ho Silver Claims and Trinity Silver Project

B.

Properties Leased by the Corporation (Include Landlord’s Name):

Office premises at 181 Bay Street, Suite 2330, Toronto, ON

Landlord: The Boston Consulting Group

Office premises at 808 Packer Way, Sparks, Nevada

Landlord: Yale Bayside Mountain View Investors, TIC dba Mountain View Business Park

C.

Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

None

Federal Employer Identification Number:

32-0196442

Corporate Identification Number:

834957888

A-1

Security Agreement - Liberty Silver Corp.

EXHIBIT B

A.

Patents, copyrights, trademarks protected under federal law:*

Mark	Registration Number	Registration Date
Not applicable

B.

Legal Description, county and street address where Fixtures located:

Not applicable

_________________

*

For (i) trademarks, show the trademark itself, the registration date and the registration number; (ii) trademark applications, show the trademark applied for, the application filing date and the serial number of the application; (iii) patents, show the patent number, issue date and a brief description of the subject matter of the patent; and (iv) patent applications, show the serial number of the application, the application filing date and a brief description of the subject matter of the patent applied for.  Any licensing agreements for patents or trademarks should be described on a separate schedule.

B-1

Security Agreement - Liberty Silver Corp.

EXHIBIT C

LIST OF PLEDGED SECURITIES

1.

STOCKS:

Issuer	Certificate Number	Number of Shares
Not applicable

2.

BONDS:

Issuer	Number	Face Amount	Coupon Rate	Maturity
Not applicable

3.

GOVERNMENT SECURITIES:

Issuer	Number	Type	Face Amount	Coupon Rate	Maturity
Not applicable

4.

OTHER SECURITIES OR OTHER INVESTMENT PROPERTY (CERTIFICATED AND UNCERTIFICATED):

Issuer	Description of Collateral	Percentage Ownership Interest
Not applicable

C-1

Security Agreement - Liberty Silver Corp.

EXHIBIT D
DEPOSITORY ACCOUNTS

SECURITIES ACCOUNTS

DEPOSITORY ACCOUNTS

[Bank account information redacted]

D-1

Security Agreement - Liberty Silver Corp.

EXHIBIT E

Form of Account Control Agreement

ACCOUNT CONTROL AGREEMENT

THIS ACCOUNT CONTROL AGREEMENT (this “Agreement”) is entered into as of ____________, 20__, between Liberty Silver Corp. (the “Corporation”),                                      , (the “Bank”) and BG Capital Group Ltd. (the “Lender”), under that certain Security Agreement dated as of November 14, 2013 between the Corporation and the Lender (as amended, restated or modified from time to time, the “Security Agreement”).

RECITALS

A.

To secure the repayment and performance of certain indebtedness, the Corporation has executed and delivered to the Lender a Security Agreement pursuant to which the Corporation granted to the Lender a security interest in all of the Corporation’s deposit accounts and all rights in connection therewith (the “Collateral”), including, without limitation, account number(s) _______________ maintained by the Corporation with Bank (the “Account”).

B.

The Corporation, the Lender and Bank are entering into this Agreement to, among other things, provide for the Lender’s control over the Account in order to perfect the security interest of the Lender therein as provided under the Security Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, Corporation, Lender and Bank agree as follows:

1.

Notice of Security Interest of Lender.  Bank hereby acknowledges notice of the security interest of the Lender in the Account.

2.

Disposition Following Notice of Actionable Default.  Following written notice from the Lender that an Event of Default (as defined in the Security Agreement) has occurred and is continuing (the “Notice”) without further consent or authorization from the Corporation, Bank shall transfer pursuant to the Lender’s instructions any collected and available balances in the Account at the end of each Business Day to such account(s) as the Lender may specify from time to time.  The Corporation hereby releases and discharges Bank from any liability on account of any transfer from the Account made in accordance with the Lender’s instructions.  Prior to receipt of the Lender’s Notice, Bank may permit the Corporation to operate and transact business through the Account in its normal fashion, including making withdrawals and transfers from the Account.  The Lender shall give Bank sufficient advance written notice of any change in the instructions for the Bank to act upon such changes.  Funds are not available if, in the reasonable determination of the Lender, they are subject to a hold, dispute or legal process preventing their withdrawal.  “Business Day” shall mean each Monday through Friday, excluding bank holidays.  Following receipt of the Lender’s Notice, Bank shall not honor any withdrawal or transfer

Security Agreement - Liberty Silver Corp.

request by Corporation with respect to the Account or any request by the Corporation to close or modify the Account.

3.

Returned Checks.  If the balance in the Account is not sufficient to pay Bank for any returned check, draft or other order for the payment of money deposited in the Account, the Lender agrees to pay Bank on demand any amounts actually received by the Lender with respect to such returned check, draft or order of payment if such amounts have not yet been distributed by the Lender.

4.

Fees and Charges.  If the balance in the Account is not sufficient to compensate Bank for any fees or charges due Bank with respect to the Account and the Corporation has not otherwise paid such fees, the Lender agrees to pay Bank such fees on demand from any amounts actually received by the Lender from the Account if such amounts have not yet been distributed by the Lender.

5.

Debit of Account.  The Corporation hereby authorizes Bank, without prior notice, from time to time to debit any other account the Corporation may have with Bank for the amount or amounts due Bank under Sections 3 and 4.

6.

Limitations on Offset.  Bank agrees it shall not offset against the Account, except as permitted under this Agreement, until it has been advised in writing by the Lender that the Security Agreement has been terminated.  The Lender shall notify Bank promptly in writing upon such termination and this Agreement shall automatically terminate upon receipt of such notice.

7.

Termination.  So long as no Notice has been given, the Corporation may terminate this Agreement at any time by closing the Account provided that (i) the Corporation provides the Lender not less than thirty (30) days’ prior written notice of its intent to close the Account, (ii) the funds on deposit in the Account are redeposited with a financial institution reasonably acceptable to the Lender, and (iii) the financial institution in which the funds are deposited enters into an agreement substantially similar to this Agreement with the Lender and Corporation.  Following the date that a Notice has been given, Corporation may not close the Account or terminate this Agreement without the Lender’s prior written consent.

8.

Limitation of Bank’s Liability.  Bank shall not be liable to Corporation or the Lender for any expense, claim, loss, damage or cost (“Damages”) arising out of or relating to its performance under this Agreement other than those Damages which result from the Bank’s intentional breach of this Agreement or directly from its acts or omissions constituting negligence.  In no event shall Bank be liable for any special, indirect, exemplary or consequential damages, including but not limited to lost profits.  Bank shall be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of Bank, if (a) such failure or delay is caused by circumstances beyond Bank’s reasonable control, including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, equipment failure, or act, negligence or default of the Corporation or the Lender or (b) such

Security Agreement - Liberty Silver Corp.

failure or delay resulted from Bank’s reasonable belief that the action would have violated any guideline, rule or regulation of any governmental authority.

9.

Indemnity.  The Corporation shall indemnify Bank against, and hold it harmless from, any and all liabilities, claims, costs, expenses and damages of any nature (including but not limited to allocated costs of staff counsel, other reasonable attorneys’ fees and any fees and expenses incurred in enforcing this Agreement) in any way arising out of or relating to disputes or legal actions concerning this Agreement.  This section does not apply to any cost or damage attributable to the gross negligence or intentional misconduct of Bank.  The Corporation’s and the Lender’s obligations under this section shall survive termination of this Agreement.

10.

No Previous Assignment.  The Corporation represents and warrants that it has not assigned or granted a security interest in the Account or any funds now or hereafter deposited in the Account, except to the Lender.  Bank acknowledges that it is not aware of any adverse claim against the Account.

11.

Corporation’s Covenants.  The Corporation covenants and agrees that:  (a) after Notice has been given, it shall not withdraw any monies from the Account until such time as the Lender advises Bank in writing that the Lender no longer claims any interest in the Account and the monies deposited and to be deposited in the Account; and (b) it shall not permit the Account to become subject to any other pledge, assignment, lien, charge or encumbrance of any kind, nature or description, other than the Lender’s security interest referred to herein.

12.

Bank Charges.  The Lender acknowledges and agrees that Bank has the right to charge the Account from time to time, as set forth in this Agreement, and the account agreement, as said agreements are amended from time to time, and that the Lender has no right to the sums so withdrawn by Bank.

13.

Account Information.  At the Lender’s request, in addition to the original statements which will be provided to Corporation, Bank shall provide the Lender with duplicate statements and such other account information reasonably requested by the Lender.  The Corporation authorizes Bank to provide any account information requested by the Lender.

14.

Amendments in Writing.  This Agreement may be amended only by a writing signed by the Corporation, the Lender and Bank.

15.

Counterparts.  This Agreement may be executed in counterparts; all such counterparts shall constitute but one and the same agreement.

16.

Notices.  Any written notice or other written communication to be given to each party under this Agreement shall be addressed to the person at the address set forth on the signature page of this Agreement or to such other person or address as a party may specify in writing.  Except as otherwise expressly provided herein, any such notice shall be effective upon receipt.

17.

Final Agreement.  This Agreement controls in the event of any conflict between this Agreement and any other document or written or oral statement.  This Agreement supersedes

Security Agreement - Liberty Silver Corp.

all prior understandings, writings, proposals, representations and communications, oral or written, of any party relating to the subject matter hereof.

18.

No Fiduciary Relationship.  Nothing contained in this Agreement shall create any agency, fiduciary, joint venture or partnership relationship between or among the Corporation, the Lender and Bank.

19.

Governing Law.  This Agreement shall be interpreted in accordance with the laws of the State of Nevada without reference to principles of conflicts of law.

(signature page to follow)

Security Agreement - Liberty Silver Corp.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

CORPORATION: LIBERTY SILVER CORP. By: Name: Title:	Address for notices for the Corporation: Attention: Facsimile:
LENDER: BG CAPITAL GROUP LTD. By: Name: Title:	Address for notices for the Lender: _______________________ _______________________ _______________________ Attention: Facsimile:
BANK: [ ] By: Name: Title:	Address for notices for the Bank Attention: Facsimile:

Security Agreement - Liberty Silver Corp.

EXHIBIT F

COMMERCIAL TORT CLAIMS

Except as disclosed in the Borrower’s Information Record and any and all U.S. class action proceedings, there are no existing commercial tort claims.

F-1

Security Agreement - Liberty Silver Corp.